Exhibit 1.2

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement” or “Subscription Agreement”) is made as of the date indicated on the signature page of this Agreement by and between Point Therapeutics, Inc., a Delaware corporation (the “Company”), and each party who is a signatory hereto and any other Subscribers who are made a party to this Agreement pursuant to Section 1 (individually, a “Subscriber” and collectively, the “Subscribers”).

RECITALS

The Company hereby offers (the “Offering”) up to 100 “Units” (subject to the Over-allotment defined below) to persons who qualify as “accredited investors” as defined in Rule 501 of Regulation D promulgated under the under the Securities Act of 1933, as amended (the “Act”), at a price per unit equal to $100,000 (the “Unit Price”). Each “Unit” shall consist of (a) a number of shares of common stock of the Company, par value $.01 per share (“Common Stock”), determined by dividing one hundred thousand dollars ($100,000) (the “Unit Price”) by the Per Share Price (as defined below) of the Common Stock, and (b) warrants (“Warrants”) to purchase, at any time prior to the fifth anniversary of the date of issuance, a number of shares of Common Stock equal to 50% of the number of shares of Common Stock included in such Unit, at an initial exercise price equal to 133% of the Per Share Price (the “Exercise Price”). The “Per Share Price” shall mean the average Closing Sale Price (as defined below) of the Common Stock for the five consecutive Trading Days immediately preceding the closing of this Offering (the “Closing” and the date of such Closing, the “Closing Date”). In no event shall the Per Share Price be greater than $2.00. A “Trading Day” shall mean any day on which shares of the Company’s Common Stock are sold on the OTCBB. The “Closing Sale Price” of any security, for any Trading Day, shall be the reported per share closing sale price of the Common Stock of the Company on the OTC Bulletin Board (the “OTCBB”) on such Trading Day. The Company will offer up to 100 Units (the “Maximum Offering”), subject to the Company’s right, in its sole discretion, to accept up to an additional 10 Units (the “Over-allotment”). The Offering is on a “best efforts” basis. There will be no minimum amount of Units required to conduct a Closing.

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscribers hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF SECURITIES

1.1 Purchase and Sale of Securities. Subject to the terms and conditions set forth herein, Subscriber hereby subscribes for and agrees to purchase from the Company and the Company agrees to issue and sell to each Subscriber at the Closing the number of Units set forth on the signature page hereto.

1.2 Payment. Prior to the Closing, each Subscriber will deposit, by wire transfer of immediately available funds in accordance with the Company’s wire instructions set forth on Exhibit A hereto, the aggregate Unit Price set forth beneath its name on the signature page hereof in a segregated escrow account with an escrow agent reasonably acceptable to Paramount (as hereinafter defined). The Company will deliver certificates representing the Securities within 10 business days of the Closing Date or the Termination Date.

1.3 Opinion of Counsel to the Company. At the Closing, the Company shall deliver or cause to be delivered to Paramount and each Subscriber, an opinion of counsel to the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit C;

1.4 Offering Period. Unless terminated earlier in the Company’s sole discretion, the offering period will expire September 16, 2003 (subject to extension at the Company’s discretion for an additional 30 days without notice to investors) (the “Termination Date”).

ARTICLE II

SUBSCRIBER’S REPRESENTATIONS AND WARRANTIES

Each Subscriber represents and warrants to the Company, severally and solely with respect to itself and its purchase hereunder and not with respect to any other Subscriber, that:

2.1 Investment Purpose. The Subscriber is purchasing the Securities for its own account and not with a present view toward the public sale or distribution thereof; provided, however, that by making the representation herein, the Subscriber does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

2.2 Accredited Subscriber Status. The Subscriber is an “accredited investor” as defined in Rule 501(a) of Regulation D. The Subscriber has delivered to the Company a Confidential Investor Questionnaire in the form of Exhibit B hereto. The Subscriber hereby represents that, either by reason of the Subscriber’s business or financial experience or the business or financial experience of the Subscriber’s advisors, the Subscriber has the capacity to protect the Subscriber’s own interests in connection with the transaction contemplated hereby.

2.3 Reliance on Exemptions. The Subscriber understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein (including the Exhibits hereto) in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Securities.

2.4 Information. (a) The Subscriber and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Securities that have been requested by the Subscriber or its advisors, if any, including, without limitation, the Term Sheet and all exhibits attached thereto. The Subscriber and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Subscriber or any of its advisors or representatives modify, amend or affect the Subscriber’s right to rely on the Company’s representations and warranties contained in Article III below.

(b) The Subscriber acknowledges and agrees that Paramount Capital, Inc. (“Paramount”) has not supplied any information for inclusion herein other than information furnished in writing to the Company by Paramount specifically for inclusion herein relating to Paramount, that Paramount has no responsibility for the accuracy or completeness of the Term Sheet dated September 10, 2003 (including the exhibits and attachments thereto), and that the Subscriber has not relied upon the independent investigation or verification, if any, which may have been undertaken by Paramount.

2.5 Acknowledgement of Risk. The Subscriber acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation that (i) the Company remains a development stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of Securities; (ii) an investment in the Company is highly speculative, and only Subscribers who can afford the loss of their entire investment should consider investing in the Company and the Securities; (iii) the Subscriber may not be able to liquidate its investment; (iv) transferability of the Securities is extremely limited; (v) in the event of a disposition of the Securities, the Subscriber could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future.

2.6 Governmental Review. The Subscriber understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

2.7 Transfer or Resale. The Subscriber understands that:

(a) except as otherwise provided in Article V, the Securities have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Subscriber may have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be transferred unless (i) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act; (ii) the Subscriber has delivered to the Company an opinion of counsel reasonably acceptable to the Company (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Securities are sold or transferred pursuant to Rule 144;

(b) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and

(c) except as set forth in Article V, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

2.8 Legends. The Subscriber understands the certificates representing the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

2.9 Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Subscriber and represents the valid and binding obligations of the Subscriber enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

2.10 Acknowledgements Regarding Paramount. The Subscriber acknowledges that Paramount is acting as placement agent for the Securities being offered hereby and will be compensated by the Company for acting in such capacity. The Subscriber further acknowledges that Paramount has acted solely as agent of the Company in connection with the offering of the Securities by the Company, that the information and data provided to the Subscriber in connection with the transactions contemplated hereby have not been subjected to independent verification by Paramount, and that Paramount makes no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material. The Subscriber further acknowledges that in making its decision to enter into this Agreement and purchase the Securities it has relied on its own examination of the Company and the terms of, and consequences, of holding the Securities. The Subscriber further acknowledges that the provisions of this Section 2.10 are for the benefit of, and may be enforced by, Paramount.

2.11 Not a Registered Representative. The Subscriber acknowledges that if he or she is a Registered Representative of an NASD member firm, he or she must give such firm the notice required by the NASD s Rules of Fair Practice, receipt of which must be acknowledged by such firm in the Confidential Investor Questionnaire attached hereto as Exhibit B.

2.12 Indemnification. The Subscriber agrees to hold the Company and its directors, officers, employees, controlling persons and agents (including Paramount and its officers, directors, employees, counsel, controlling persons and agents) and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of, (i) any misrepresentation made by the Subscriber contained in this Agreement (including the Investor Questionnaire attached as Exhibit B), (ii) any sale or distribution by the Subscriber in violation of the Act or any applicable state securities or “blue sky” laws or (iii) any untrue statement of a material fact made by the Subscriber and contained herein.

2.13 Affiliate Investments. Subscriber acknowledges and understands that certain affiliates of Paramount may purchase Securities in the Offering. Paramount will not receive a commission on any Securities purchased by its affiliates.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Subscribers that:

3.1 Organization and Qualification. Each of the Company and Point Therapeutics Massachusetts, Inc. (“Point Massachusetts”) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Each of the Company and Point Massachusetts is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Point Massachusetts is the sole active subsidiary of the Company. The Company owns all of the outstanding shares of capital stock of Point Massachusetts. The Company has certain other subsidiaries which are dormant “shell” corporations with substantially no business other than business related to the wind-up of its respective affairs. The Company has no exposure to liabilities in connection with the winding up of the affairs of its dormant subsidiaries and the Company is not liable for any tax or other obligations of its dormant subsidiaries under the laws of the jurisdiction where the dormant subsidiaries were incorporated or otherwise, except where such liabilities would not have a Material Adverse Effect.

3.2 Authorization; Enforcement. (a) The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Securities in accordance with the terms hereof; (b) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including without limitation the issuance of the Securities) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required; (c) this Agreement has been duly executed by the Company; and (d) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

3.3 Capitalization. The authorized capital stock of the Company consists of 35 million shares of common stock, $.01 par value per share, and one million shares of preferred stock. As of June 30, 2003, 9,275,755 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. All outstanding shares of common stock are, and all shares which may be issued pursuant to this Agreement will be, when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights. Except as set forth on Schedule 3.3, there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (C) any warrants, calls, options or other rights to acquire from the Company, and any obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company.

3.4 Issuance of Securities. The shares of Common Stock of the Company purchased under this Agreement, including the shares of Common Stock issuable upon exercise of the Warrants and Placement Warrants, as hereinafter defined (the “Warrant Shares”), are duly authorized and, upon issuance in accordance with the terms of this Agreement (and, in the case of Warrant Shares, the Warrants), will be validly issued, fully paid and non-assessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof, will not be subject to preemptive rights or other similar rights of stockholders of the Company, and will not impose personal liability on the holders thereof. As of the Closing Date, the Company shall have reserved a sufficient number of Warrant Shares to be issued upon exercise of the Warrants and Placement Warrants.

3.5 No Conflicts; No Violation.

(a) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Securities) will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture, patent, patent license, or instrument to which the Company or any subsidiary is a party, or (iii) to the best of the Company’s knowledge, result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any subsidiary or by which any property or asset of the Company or subsidiary is bound or affected (except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

(b) Neither the Company, nor any subsidiary is in violation of its Certificate of Incorporation, Bylaws or other organizational documents and is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under any agreement, indenture or instrument to which it is a party or by which any property or assets of the Company or any subsidiary is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect, nor is any other party in violation and/or breach of any such agreement, indenture or instrument. Each such agreement, indenture or instrument is the legal, valid and binding obligation of the Company, or subsidiary, as the case may be, enforceable in accordance with its terms.

(c) Neither the Company nor any subsidiary is conducting its business in violation of any law, ordinance or regulation of any governmental entity, the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect.

(d) Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws or any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Securities in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

3.6 SEC Documents, Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since June 30, 2002, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). Each Subscriber has had access to, true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to June 30, 2003, and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements. Such liabilities incurred subsequent to June 30, 2003, are not, in the aggregate, material to the financial condition or operating results of the Company.

3.7 Absence of Certain Changes. Except as disclosed in the SEC Documents or on Schedule 3.7, since June 30, 2003, there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition, prospects or results of operations of the Company, except that the Company has continued losses from operations.

3.8 Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary, or any of their respective officers or directors acting as such that could, individually or in the aggregate, have a Material Adverse Effect.

3.9 Intellectual Property. The Company and Point Massachusetts own or possess adequate and enforceable rights to use all material patents, patent applications, trademark registrations, trademark applications, service mark registrations, service mark applications, and licenses used or proposed to be used in the conduct of the Company’s business as currently conducted or as proposed to be conducted (the “Company’s Proprietary Rights”). Except as listed in Schedule 3.9 neither the Company nor any of its subsidiaries has received any notice of, and there are not any facts known to the Company or any subsidiary which indicate the existence of (i) any infringement or misappropriation by any third party of any of the Company’s Proprietary Rights; (ii) any claim by a third party contesting the validity of any of the Company’s Proprietary Rights; or (iii) any infringement, misappropriation or violation by the Company or any subsidiary of any Proprietary Rights of third parties. To the Company’s knowledge, except as listed in Schedule 3.9, no infringement, illicit copying, misappropriation or violation of any intellectual property rights of any third party has occurred with respect to any products currently being sold by the Company or with respect to any products currently under development by the Company or with respect to the conduct of the business of the Company as currently contemplated. The Company is not aware that any of its employees, including the employees of its subsidiaries are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the employee’s best efforts to promote the interests of the Company and/or its subsidiaries or that would conflict with the business of the Company and/or its subsidiaries as currently conducted or as proposed to be conducted. To the Company’s knowledge, neither the execution and delivery of this Agreement, nor the carrying on of the business of the Company by the employees of the Company, nor the conduct of the business of the Company, as currently conducted or as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which the Company is now obligated.

3.10 Tax Status. The Company has timely made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it and any subsidiary is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes, or, with respect to any subsidiary, where the failure to make such filing(s) would not have a Material Adverse Effect) and has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. To the Company’s knowledge, neither the tax returns of the Company nor of any subsidiary is presently being audited by any taxing authority.

3.11 Environmental Laws. To the best the Company’s knowledge, the Company and Point Massachusetts is each (i) is in compliance with all applicable foreign federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing clauses, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect

3.12 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Subscribers. The issuance of the Securities to the Subscribers will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of the Securities Act or any applicable rules of Nasdaq.

3.13 No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with Paramount, whose commissions and fees will be paid by the Company.

3.14 Insurance. The Company and Point Massachusetts is each insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged.

3.15 Employment Matters. The Company and Point Massachusetts is each in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would have a Material Adverse Effect. Neither the Company, nor any subsidiary, is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company. The Company is not aware that any officer or key employee, or that any group of officers or key employees, intends to terminate their employment with the Company or any subsidiary, nor does the Company or any subsidiary have a present intention to terminate the employment of any of the foregoing.

3.16 Investment Company Status. The Company is not and upon consummation of the sale of the Securities will not be an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

3.17 Subsidiaries. Except as set forth in the SEC Documents or Exhibits hereto, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, joint venture, partnership or other business entity and the Company is not a direct or indirect participant in any joint venture or partnership.

3.18 No Conflict of Interest. Neither the Company nor any subsidiary is indebted, directly or indirectly, to any of their respective officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. None of the Company’s or any subsidiaries’ officers, directors or employees, or any members of their immediate families, are directly, or indirectly, indebted to the Company or any subsidiary or, to the best of the Company’s knowledge, have any direct or indirect ownership interest in any entity with which the Company or any subsidiary is affiliated or with which the Company or any subsidiary has a business relationship, or any entity which competes with the Company, except that officers, directors, employees and/or stockholders of the Company may own stock in (but not exceeding five percent (5%) of the outstanding capital stock of) any publicly traded company that may compete with the Company,. To the best of the Company’s knowledge, none of the Company’s or any subsidiaries’ respective officers, directors or employees or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company or any subsidiary. Neither the Company, nor any subsidiary, is a guarantor or indemnitor of any indebtedness of any other person or entity.

3.19 Compliance with Sarbanes Oxley. To the best of its knowledge, the Company is in compliance in all material respects with the Sarbanes Oxley Act of 2002.

3.20 Registration Rights. Except as disclosed on Schedule 3.20, none of the Company’s securityholders have any “piggyback” registration rights or such “piggyback” registration rights have been waived in connection with the Registration Statement (as hereinafter defined). Except as disclosed on Schedule 3.20, there are no security holders who have any right to effect a demand or shelf registration statement of the Company or such rights have been waived.

ARTICLE IV

COVENANTS

4.1 Covenants of the Company.

(a) Form D; Blue Sky Laws. The Company will timely file a Notice of Sale of Securities on Form D with respect to the Securities, as required under Regulation D. The Company will, on or before the Closing Date, take such action as it reasonably determines to be necessary to qualify the Securities for sale to the Subscribers under this Agreement under applicable securities (or “blue sky”) laws of the states of the United States (or to obtain an exemption from such qualification).

(b) Reporting Status. The Company’s Common Stock is registered under Section 12 of the Exchange Act. During the Registration Period (as defined below), the Company will timely file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the reporting requirements of the Exchange Act, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

(c) Expenses. The Company and each Subscriber is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including, without limitation, attorneys’ and consultants’ fees and expenses.

(d) Financial Information. The financial statements of the Company will be prepared in accordance with United States generally accepted accounting principles, consistently applied, and will fairly present in all material respects the consolidated financial position of the Company and results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(e) Compliance with Law. As long as any Registrable Securities (as hereinafter defined) are held by a Subscriber the Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business (including, without limitation, all applicable local, state and federal environmental laws and regulations), the failure to comply with which would have a Material Adverse Effect.

(f) No Integration. The Company will not make any offers or sales of any security (other than the Securities) under circumstances that would cause the offering of the Securities to be integrated with any other offering of securities by the Company (i) for the purpose of any stockholder approval provision applicable to the Company or its securities or (ii) for purposes of any registration requirement under the Securities Act.

4.2 Covenants of Subscribers.

(a) Sales by Subscribers. Each Subscriber covenants to sell any Securities sold by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. No Subscriber will make any sale, transfer or other disposition of the Securities in violation of federal or state securities laws.

(b) No Voting Agreement. Each Subscriber covenants and agrees with the Company that, so long as such Subscriber holds any of the Securities, such subscriber shall refrain from entering into any voting agreement with any other Subscriber or any third-party, including without limitation Paramount.

ARTICLE V

REGISTRATION RIGHTS

5.1 As used in this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

(b) “Business Day” shall mean a day Monday through Friday on which banks are generally open for business in New York.

(c) “Holders” shall mean the Subscribers, any person holding Registrable Securities, or any person to whom the rights under Article V have been transferred in accordance with Section 5.9 hereof and the holders of the Placement Warrants.

(d) “Person” shall mean any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

(e) The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

(f) “Registrable Securities” shall mean (i) the shares of Common Stock included in the Units; (ii) the Warrant Shares included in the Units; (iii) the shares of Common Stock issuable upon exercise of the warrants sold to Paramount (the “Placement Warrants”); (iv) any shares of Common Stock issued as (or issuable upon the conversion of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in replacement of the Common Stock, Warrants and/or Placement Warrants; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (C) are held by a Holder or a permitted transferee pursuant to Section 5.9.

(g) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 5.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and fees and expenses of a special counsel or other advisors to Holders, not to exceed $10,000.

(h) “Registration Statement” shall have the meaning ascribed to such term in Section 5.2.

(i) “Registration Period” shall have the meaning ascribed to such term in Section 5.4.

(j) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder, other than as provided in paragraph (g) above.

5.2 No later than 60 days after the Closing Date (the “Filing Date”), the Company shall file a registration statement covering the Registrable Securities on the appropriate form (the “Registration Statement”) with the SEC and use its best efforts to effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) prior to the date which is 90 days after the Filing Date. Notwithstanding the foregoing, the Company shall not be obligated to enter into any underwriting agreement for the sale of any of the Registrable Securities.

5.3 All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 5.2 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

5.4 In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(a) use its best efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective until the Holders have completed the distribution described in the registration statement relating thereto. The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as “the Registration Period.” Notwithstanding the foregoing, at the Company’s election, the Company may cease to keep such registration, qualification, exemption or compliance effective with respect to any Registrable Securities, and the registration rights of a Holder shall expire, at such time as the earlier of (i) the second anniversary of the first date on which no Warrants or Placement Warrants remain unexercised or unexpired or (ii) the date all Registrable Securities may be sold under Rule 144 during any ninety (90) day period, assuming the Registrable Securities are not held by affiliates of the Company under applicable SEC rules and regulations; and

(b) advise the Holders:

(i) when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

(c) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

(d) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference) in the form filed with the SEC;

(e) during the Registration Period, deliver to each Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto. In addition, upon the reasonable request of the Holder and subject in all cases to confidentiality protections reasonably acceptable to the Company, the Company will meet with a Holder or a representative thereof at the Company’s headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities, and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder’s exposure to liability under the Act, including the reasonable production of information at the Company’s headquarters;

(f) during the Registration Period, deliver to each Holder, without charge, (i) as soon as practicable (but in the case of the annual report of the Company to its stockholders, within 120 days after the end of each fiscal year of the Company) one copy of the following documents, other than those documents available via EDGAR: (A) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing); (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-KSB (or similar form); (C) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-QSB (or similar form), and (D) a copy of the full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) upon reasonable request, all exhibits excluded by the parenthetical to the immediately preceding clause (D), and all other information that is generally available to the public;

(g) prior to any public offering of Registrable Securities pursuant to any Registration Statement, register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;

(h) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends to the extent not required at such time and in such denominations and registered in such names as Holders may request at least five (5) business days prior to sales of Registrable Securities pursuant to such Registration Statement;

(i) upon the occurrence of any event contemplated by Section 5.4(b)(v) above, the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to subscribers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

5.5 The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 5.2 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

5.6 To the extent permitted by law, the Company shall indemnify each Holder, each underwriter of the Registrable Securities and each person controlling such Holder within the meaning of Section 15 of the Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 5.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse each Holder, each underwriter of the Registrable Securities and each person controlling such Holder, for reasonable legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use in preparation of such registration statement, prospectus or offering circular; provided that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) or in the prospectus subject to completion and term sheet under Rule 434 of the Act, which together meet the requirements of Section 10(a) of the Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any such Holder, any such underwriter or any such controlling person, if a copy of the Final Prospectus furnished by the Company to the Holder for delivery was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Act and the Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

(b) Each Holder will severally, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter of the Registrable Securities and each person who controls the Company within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 5.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the

Company, such directors and officers, each underwriter of the Registrable Securities and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder and stated to be specifically for use in preparation of such registration statement, prospectus or offering circular; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not made available to the Holder and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities in excess of the proceeds received by such Holder in the offering, except in the event of fraud by such Holder.

(c) Each party entitled to indemnification under this Section 5.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).

(d) If the indemnification provided for in this Section 5.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

5.7 (a) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement contemplated by Section 5.2 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(b) Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 5.2 during (i) any period not to exceed two 30-day periods within any one 12-month period the Company requires in connection with a primary underwritten offering of equity securities and (ii) any period, not to exceed one 45-day period per circumstance or development, when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable.

(c) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Article V.

(d) Each Holder hereby covenants with the Company (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Act to be satisfied, and (ii) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange, Nasdaq National Market, Nasdaq SmallCap Market or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five (5) business days prior to the date on which the Holder first offers to sell any such Registrable Securities.

(e) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

(f) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(g) At the end of the Registration Period the Holders shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

5.8 With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, the Company shall use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any unregistered Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

5.9 The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 5.1 may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities provided, however, that (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Company; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 5.9, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

5.10 With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities that are then outstanding, any provision of this Article V may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

5.11 Penalty Upon Delay of Registration Filing. Except to the extent any delay is solely and directly due to the failure of a Holder to reasonably cooperate in providing to the Company such information as shall be reasonably requested by the Company in writing for use in the Registration Statement, if the Registration Statement is not filed with the SEC by the Filing Date, the Company shall immediately pay to each Holder of Registrable Securities issued in the Offering an amount in cash equal to one percent (1%) of such Holder’s aggregate investment for each week or fraction thereof that the Registration Statement remains unfiled.

ARTICLE VI

DEFINITIONS

6.1 “Closing” means the closing of the purchase and sale of the Securities under this Agreement.

6.2 “Common Stock” means the common stock, par value $.01 per share, of the Company.

6.3 “Company” means Point Therapeutics, Inc.

6.4 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

6.5 “Indemnified Liabilities” has the meaning set forth in Article VI.

6.6 “Indemnitees” has the meaning set forth in Article VI.

6.7 “Subscribers” means the Subscribers whose names are set forth on the signature pages of this Agreement, and their permitted transferees.

6.8 “Material Adverse Effect” means a material adverse effect on (a) the business, prospects, operations, assets or financial condition of the Company, when taken as a whole, or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement or under any instruments to be entered into or filed in connection herewith.

6.9 “Regulation D” means Regulation D as promulgated under by the SEC under the Securities Act.

6.10 “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

6.11 “SEC” means the United States Securities and Exchange Commission.

6.12 “SEC Documents” has the meaning set forth in Section 3.6.

6.13 “Securities” means the Common Stock and Warrants sold pursuant to this Agreement.

6.14 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

ARTICLE VII

GOVERNING LAW; MISCELLANEOUS

7.1 Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of New York with respect to any dispute arising under this Agreement or the transactions contemplated hereby or thereby.

7.2 Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

7.3 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

7.4 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

7.5 Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

7.6 Notices. Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) and will be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, or by courier (including a recognized overnight delivery service), in each case addressed to a party. The addresses for such communications are:

If to the Company:	Chief Executive Officer
Point Therapeutics, Inc.
125 Summer Street
Boston, MA 02110

If to a Subscriber:	To the address set forth immediately below such Subscriber’s name on the signature pages hereto.

Each party will provide written notice to the other parties of any change in its address.

7.7 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Subscribers, and no Subscriber may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. Notwithstanding the foregoing, in the event of a sale of all or substantially all of the assets of the Company to any other corporation(s) or entity(s), or in the event of a consolidation or merger of the Company with or into any other corporation(s) or entity(s), the Company may assign its rights and obligations hereunder to said corporation(s) or entity(s). Notwithstanding the foregoing, a Subscriber may assign all or part of its rights and obligations hereunder to any of its “affiliates,” as that term is defined under the Securities Act, without the consent of the Company so long as the affiliate is an accredited subscriber (within the meaning of Regulation D under the Securities Act) and agrees in writing to be bound by this Agreement. This provision does not limit the Subscriber’s right to transfer the Securities pursuant to the terms of this Agreement or to assign the Subscriber’s rights hereunder to any such transferee pursuant to the terms of this Agreement.

7.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.9 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.10 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.11 Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Subscribers. The Company therefore agrees that the Subscribers are entitled to seek temporary and permanent injunctive relief in any such case.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURE PAGE

NUMBER OF UNITS                  x $100,000 =                  (the “Purchase Price”)

Signature	Signature (if purchasing jointly)

Name Typed or Printed	Name Typed or Printed

Entity Name	Entity Name

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone-Business	Telephone—Business

Telephone-Residence	Telephone—Residence

Facsimile-Business	Facsimile—Business

Facsimile-Residence	Facsimile—Residence

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:

Dated:                      , 2003

This Subscription Agreement is agreed to and accepted as of                     , 2003.

POINT THERAPEUTICS, INC.

By:
Name:	Michael P. Duffy
Title:	Senior Vice President and Secretary

Exhibit A

WIRING INSTRUCTIONS FOR INCOMING FUNDS

US BANK AND TRUST COMPANY

CORPORATE BANK AND TRUST COMPANY

BOSTON MA

ABA# 011000028
ACCOUNT NAME: US Bank and Trust
A/C#
REF# Point Therapeutics, Inc. / Paramount Capital
SEI#
Investor Name: (insert)

Exhibit B

Subscriber Questionnaire

1. The Subscriber represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B	The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C	The undersigned is a director or executive officer of the Company which is issuing and selling the Securities.

Category D	The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited Subscribers. (describe entity)

_______________________________________________________________________________

_______________________________________________________________________________

Category E	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

______________________________________________________________________________

______________________________________________________________________________

Category F	The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000.(describe entity)

______________________________________________________________________________

______________________________________________________________________________

Category G	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated Subscriber“ as defined in Regulation 506(b)(2)(ii) under the Act.

Category H	The undersigned is an entity (other than a trust) all of the equity owners of which are “accredited Subscribers” within one or more of the above categories. If relying upon this Category H alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

______________________________________________________________________________

Category I	The undersigned is not within any of the categories above and is therefore not an accredited Subscriber.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing Date in the event that the representations and warranties made by the undersigned in this Agreement shall cease to be true, accurate and complete.

2. SUITABILITY (please answer each question)

(a) For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

_________________________________________________________________________

(b) For an individual Subscriber, please describe any college or graduate degrees held by you:

_______________________________________________________________________________

_______________________________________________________________________________

____________________________________________________________________

(c) For all Subscribers, please list types of prior investments:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

____________________________________________________________________

(d) For all Subscribers, please state whether you have you participated in other private placements before:

YES                                  NO

(e) If your answer to question (d) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public Companies	Private Companies	Public or Private Biotechnology Companies
Frequently
Occasionally
Never

(f) For individual Subscribers, do you expect your current level of income to significantly decrease in the foreseeable future:

YES                                  NO

(g) For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable future:

YES                                  NO

(h) For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES                                  NO

(i) For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

YES                                  NO

(j) For all Subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES                                  NO

3. MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

(a) Individual Ownership

(b) Community Property

(c) Joint Tenant with Right of Survivorship (both parties must sign)

(d) Partnership*

(e) Tenants in Common

(f) Company*

(g) Trust*

(h) Other

*If Securities are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

4. NASD AFFILIATION.

Are you affiliated or associated with an NASD member firm (please check one):

Yes                                   No

If Yes, please describe:

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________

If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges receipt of the notice required by Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

Name of NASD Member Firm
By:
Authorized Officer
Date:

5. The undersigned is informed of the significance to the Company and Paramount of the foregoing representations and answers contained in the Confidential Subscriber Questionnaire and such answers have been provided under the assumption that the Company and Paramount will rely on them.

Sign Name:
Print Name:
Date:

EXHIBIT C

•	[Form of Legal Opinion]

SCHEDULE 3.3

Outstanding Shares

As of June 30, 2003, 9,275,755 shares of common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Stock Options

As of June 30, 2003, the Company has three outstanding stock option plans: the 1997 Stock Option Plan (the “Point MA Plan”), the Amended and Restated 1994 Stock Option Plan (the “Point DE Plan”), and the HemaSure Directors’ Plan (the “Directors’ Plan”). Under the Point MA Plan, there are 899,719 authorized shares and granted but unexercised options covering 899,719 shares. Under the Point DE Plan, there are a total of 1,669,627 authorized shares, granted but unexercised options covering 1,224,075 shares, and previously exercised options covering 54,955 shares. Under the Directors’ Plan, there are a total of 25,000 authorized shares, granted but unexercised options covering 6,825 shares, and previously exercised options covering 1,500 shares.

Warrants

As of June 30, 2003, the Company had issued warrants to a total of 11 different warrant holders covering an aggregate of 431,758 shares at exercise prices ranging from $2.90 to $15.00 per share and expiration dates ranging from September 14, 2003 through August 10, 2005.

2003 Nonqualified Stock Option Plan for Non-Employee Directors

The Company has submitted to its shareholders a proposal to approve at the Company’s 2003 Annual Meeting of Stockholders to be held on September 18, 2003 the Point Therapeutics, Inc. 2003 Nonqualified Stock Option Plan for Non-Employee Directors, which, if approved, would have 400,000 authorized shares, and, as of September 18, 2003, granted but unexercised options covering 120,000 shares.

SCHEDULE 3.7

None.

SCHEDULE 3.9

The Company has entered into a mutual trademark consent agreement with Point Biomedical, Inc., a California corporation based in San Carlos, California, dated June 10, 2003 whereby each party agrees, among other things, to the continued use by the other party of such other party’s corporate name as a trademarked name in such other party’s defined business. Under this agreement, the Company’s defined business includes “. . . pharmacological preparations for therapy, including the treatment of, and methods of treating or preventing, hematopoietic disorders, immunological disorders, metabolic disorders, infectious disease, diabetes, and cancer; and licensing in the fields of immunology, infectious disease, metabolic disorders, hematopoiesis, diabetes, and cancer.”

SCHEDULE 3.20

Agreements in which securityholders of the Company have “piggyback” registration rights:

•	Stockholders’ Agreement, dated May 3, 1999, between the Company and Gambro, Inc. (formerly known as COBE).

•	See waiver dated September 8, 2003 attached hereto.

•	Registration Rights Agreement, dated March 23, 1999, between Sepracor, Inc. and the Company.

•	See waiver dated September 9, 2003 attached hereto.

•	Registration Rights Agreement, dated September 15, 1998, between the Company and Sepracor, Inc.

•	See waiver dated September 9, 2003 attached hereto.

•	Registration Rights Agreement, dated January 23, 1997, between the Company and Novo Nordisk.

•	See notice/waiver dated September 10, 2003 attached hereto.

Agreements in which securityholders of the Company have “demand” registration rights:

•	Stockholders’ Agreement, dated May 3, 1999, between the Company and Gambro, Inc. (formerly known as COBE).

•	See waiver dated September 8, 2003 attached hereto.

•	Registration Rights Agreement, dated March 23, 1999, between Sepracor, Inc. and the Company.

•	See waiver dated September 9, 2003 attached hereto.

•	Registration Rights Agreement, dated September 15, 1998, between the Company and Sepracor, Inc.

•	See waiver dated September 9, 2003 attached hereto.

•	Registration Rights Agreement, dated January 23, 1997, between the Company and Novo Nordisk.

•	See notice/waiver dated September 10, 2003 attached hereto.

Agreements in which securityholders of the Company have “shelf” registration rights:

•	Stockholders’ Agreement, dated May 3, 1999, between the Company and Gambro, Inc. (formerly known as COBE).

•	See waiver dated September 8, 2003 attached hereto.